As filed with the Securities and Exchange Commission on April 29, 2011

Registration No. 333-173576

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDENTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0444317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900-B Carnegie Avenue

Santa Ana, CA 92705

(949) 250-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence W. Midland

1900-B Carnegie Avenue

Santa Ana, CA 92705

(949) 250-8888

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Barbara A. Jones

Greenberg Traurig LLP

One International Place

Boston, MA 02119

Facsimile: (617) 897-0954

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 is to file Part II of the Registration Statement to include additional language under Item 17. Undertakings. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, and Part II of the Registration Statement. The Prospectus is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the Securities and Exchange Commission (the “SEC”) registration fee, are estimates:

Amount to be paid*
SEC registration fee	$11,610.00
Legal fees and expenses	*
Accounting fees and expenses	*
Trustee’s fees and expenses	*
Transfer agent and registrar fees and expenses	*
Stock exchange listing fees	*
Rating agency fees	*
Printing expenses	*
Miscellaneous fees and expenses	*

Total	$11,610.00

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

Item 15. Indemnification of Directors and Officers

Pursuant to Section 145(a) of the Delaware General Corporation Law, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of our company or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the Delaware General Corporation Law, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the Delaware General Corporation Law applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our amended and restated certificate of incorporation, as amended, provides that our directors shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, our amended and restated certificate of incorporation, as amended, provides that we shall indemnify our directors to the fullest extent permitted by the laws of the State of Delaware.

Our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933. In addition, we have entered into indemnification agreements with each of our directors that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

The indemnification provisions contained in our amended and restated certificate of incorporation, as amended, and our amended and restated by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we will maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, California, on April 29, 2011.

IDENTIVE GROUP, INC.

By:	/s/ Ayman S. Ashour
Name: Ayman S. Ashour Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Ayman S. Ashour Ayman S. Ashour	Chairman and Chief Executive Officer (Principal Executive Officer and Director)	April 29, 2011

/s/ Melvin Denton-Thompson Melvin Denton-Thompson	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 29, 2011

* Lawrence W. Midland	Executive Vice President and Director	April 29, 2011

* Steven Humphreys	Director	April 29, 2011

* Hans Liebler	Director	April 29, 2011

* Simon Turner		Director	April 29, 2011

* Daniel S. Wenzel		Director	April 29, 2011

* Bernard C. Bailey		Director	April 29, 2011

*By:	/s/ Melvin Denton-Thompson Melvin Denton-Thompson Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

3.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4/A dated November 10, 2009, SEC File No. 333-162618).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002, SEC File No. 000-29440).

3.3	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.3. to the Registrant’s Registration Statement on Form 8-A12G, filed on November 14, 2002, SEC File No. 000-29440).

3.4	Amendment to Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010, SEC File No. 000-29440).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 16, 2010, SEC File No. 000-29440).

4.2*	Certificate of Rights, Preferences and Privileges with respect to any preferred stock issued hereunder.

4.3	Preferred Stock Rights Agreement, dated as of November 8, 2002, between the Registrant and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A12G, filed on November 14, 2002, SEC File No. 000-29440).

4.4	First Amendment to Rights Agreement, dated as of December 10, 2008, between the Registrant and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated December 10, 2008, filed on December 11, 2008, SEC File No. 000-29440).

4.5	Second Amendment to Rights Agreement, dated as of November 16, 2009, between the Registrant and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated November 16, 2009, filed on November 16, 2009, SEC File No. 000-29440).

4.6	Third Amendment to Rights Agreement, dated as of November 15, 2010, between the Registrant and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, dated November 14, 2010, filed on November 15, 2010, SEC File No. 000-29440).

4.7	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated November 14, 2010, filed on November 15, 2010 (SEC File No. 000-29440).

4.8	Form of Warrant Certificate (incorporated by reference to Exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed May 15, 2009, SEC File No. 000-29440).

4.9*	Form of Warrant Agreement with respect to any warrants issued hereunder (including the form of Warrant Certificate).

4.10	**	Form of Indenture for Debt Securities to be entered into between the registrant and the trustee designated therein.

4.11	*	Form of Debt Securities.

5.1	**	Opinion of Greenberg Traurig LLP.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

23.1	**	Consent of Deloitte & Touche Wirtschaftsprufungsgesellschaft., an independent registered public accounting firm (Identive Group, Inc.).

23.2	**	Consent of Ernst & Young Ltd, independent auditors (Consolidated Bluehill-ID AG).

23.3	**	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, independent auditors (Hirsch Electronics Corporation).

23.4	**	Consent of Greenberg Traurig LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney (included on signature page of Registration Statement).

25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture for the Debt Securities.

*	To be filed by amendment or as an exhibit to a document incorporated by reference or deemed to be incorporated by reference in this registration statement, including a current report on Form 8-K, in connection with the offering of any securities, as appropriate.
**	Previously filed.